UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2004

Commission File No. 001-31463

DICK’S SPORTING GOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1241537 (I.R.S. Employer Identification No.)

300 Industry Drive, RIDC Park West,	15275
Pittsburgh, Pennsylvania (Address of principal executive offices)	(Zip Code)

(724) 273-3400

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

200 Industry Drive, RIDC Park West,
Pittsburgh, Pennsylvania 15275

Dick’s Sporting Goods, Inc. hereby files Amendment No. 1 to its current report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2004.

ITEM 2.01. ACQUISITION OR DISPOSAL OF ASSETS	3
ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS	3
SIGNATURE	4
EXHIBIT INDEX	5
Consent
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3

ITEM 2.01. ACQUISITION OR DISPOSITION OF ASSETS

On July 29, 2004, Dick’s Sporting Goods, Inc. (“Dick’s”) acquired all of the common stock of Galyan’s Trading Company, Inc. (“Galyan’s”) for $16.75 per share in cash, and Galyan’s became a wholly owned subsidiary of Dick’s as previously reported by Dick’s on a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2004. Dick’s paid $362.1 million to fund and consummate the Galyan’s acquisition, including the repayment of $57.2 million of Galyan’s indebtedness.

Unless otherwise specified, the terms “Galyan’s,” “we,” “us,” “the Company,” and “our” contained in Exhibits 99.1 and 99.2 refer to Galyan’s Trading Company, Inc. and its wholly owned subsidiaries.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(A)	Financial statements of businesses acquired. The financial statements of Galyan’s Trading Company, Inc. are attached hereto as Exhibits 99.1 and 99.2.

(B)	Pro forma financial information. The pro forma financial information is attached hereto as Exhibit 99.3.

(C)	Exhibits. The following materials are filed as exhibits to this current report on Form 8-K/A.

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP

99.1	Audited balance sheet of Galyan’s Trading Company, Inc. as of January 31, 2004 and February 1, 2003 and the statements of operations, shareholder’s equity and cash flows for the years ended January 31, 2004, February 1, 2003 and February 2, 2002.

99.2	Unaudited balance sheet of Galyan’s Trading Company, Inc. as of May 1, 2004 and the statements of operations and cash flows for the 13 weeks ended May 1, 2004 and May 3, 2003.

99.3	Unaudited pro forma financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: October 12, 2004	By: /S/ MICHAEL F. HINES
Name: Michael F. Hines
Title: EVP - Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title	Method of Filing
23.1	Consent of Deloitte & Touche LLP	Filed herewith

99.1	Audited balance sheet of Galyan’s Trading Company, Inc. as of January 31, 2004 and February 1, 2003 and the statements of operations, shareholder’s equity and cash flows for the years ended January 31, 2004, February 1, 2003 and February 2, 2002.	Filed herewith

99.2	Unaudited balance sheet of Galyan’s Trading Company, Inc. as of May 1, 2004 and the statements of operations and cash flows for the 13 weeks ended May 1, 2004 and May 3, 2003.	Filed herewith

99.3	Unaudited pro forma financial information.	Filed herewith